EXHIBIT 99.2

ECO ENERGY PUMPS, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

ECO ENERGY PUMPS, INC.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited pro forma consolidated financial statements of Eco Energy Pumps, Inc. (“Eco”) in the opinion of management include all material adjustments directly attributable to the share exchange contemplated by a share exchange agreement with DLT International Limited (“DLT”) in which DLT stockholders exchanged all of the outstanding shares of DLT for a total of 32,400,003 newly issued shares of Eco’s common stock. As a result of the share exchange, Eco acquired DLT as a wholly-owned subsidiary.

In the unaudited proforma financial statements presented here, DLT is deemed to be the acquirer (accounting acquirer) and Eco is deemed to be the acquiree or target company (accounting acquiree).  Therefore the legal and accounting treatments diverged, with the legal acquiree being the acquirer for financial reporting purposes. The historical financial statements prior to the acquisition are restated to be those of the accounting acquirer.  Historical stockholders' equity of the accounting acquirer prior to the merger is retroactively restated (a recapitalization) for the equivalent number of shares received in the merger after giving effect to any difference in par value of the acquiree's and acquirer's stock with an offset to paid-in capital. Retained earnings (deficiency) of the accounting acquirer are carried forward after the acquisition. Operations prior to the reverse acquisition are those of the accounting acquirer. Earnings per share for periods prior to the reverse acquisition are restated to reflect the number of equivalent shares received by the acquiring company's shareholders.

The statements of operations were prepared as if the above mentioned reverse merger was consummated on August 1, 2008 and the balance sheet was prepared as if it was consummated on July 31, 2010. These pro forma consolidated financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the transaction occurred on the dates indicated and are not necessarily indicative of the results that may be expected in the future.

ECO ENERGY PUMPS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JULY 31, 2010

	Eco Energy Pumps, Inc.	DLT International Limited	Pro forma Adjustment	Pro forma Total
Current assets
Cash and cash equivalents	$49	$93,764	$	$93,813
Trade receivables	-	1,266,522		1,266,522
Receivable from a related company	-	55,397		55,397
Other receivables	-	57,869		57,869
Prepaid expenses	-	229,520		229,520
Inventories	-	60,864		60,864

Total current assets	49	1,763,936		1,763,985

Property, plant and equipment, net	-	1,412,208		1,412,208

Total assets	49	3,176,144		3,176,193

Current liabilities
Trade payables	-	537,470		537,470
Advances from customers	-	58,015		58,015
Sale commission payable	-	241,283		241,283
Payables to related parties	8,995	13,872		22,867
Payables to key management	-	33,781		33,781
Payable to the ultimate shareholder	-	183,591		183,591
Accounts payable and accrued liabilities	13,291	24,994		38,285
VAT payable	-	312,424		312,424
Income taxes payable	-	77,247		77,247

Total current liabilities	22,286	1,482,677		1,504,963

Total liabilities	$22,286	$1,482,677	$	$1,504,963

ECO ENERGY PUMPS, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JULY 31, 2010

	Eco Energy Pumps, Inc.	DLT International Limited	Pro forma Adjustment		Pro forma Total
Shareholders' Equity
Common Stock, $0.001 par value,
75,000,000 shares authorized,
36,000,000 shares issued and
outstanding	$9,552	$50,000		$(23,552)	$36,000

Additional paid-in capital	4,798	1,408,213		23,552	1,436,563
Retained earnings/(accumulated
deficits)	(36,587)	230,883			194,296
Accumulated other
comprehensive income	-	4,371			4,371

Total shareholders’ equity/(deficits)	(22,237)	1,693,467			1,671,230

Total liabilities and shareholders’
equity	$49	$3,176,144	$		$3,176,193

ECO ENERGY PUMPS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JULY 31, 2010

	Eco Energy Pumps, Inc.	DLT International Limited	Pro forma Adjustment	Pro forma Total
Net sales	$-	$1,831,512	$	$1,831,512
Cost of net revenues	-	(903,742)		(903,742)

Gross profit	-	927,770		927,770

Operating expenses
Selling and distribution	-	(412,425)		(412,425)
General and administrative	(13,641)	(207,501)		(221,142)

Income (loss) before income taxes	(13,641)	307,844		294,203

Income taxes	-	(76,961)		(76,961)

Net income (loss)	$(13,641)	$230,883	$	$217,242

Profits per common share
- Basic and diluted				$0.006

Common shares outstanding
- Basic and diluted				36,000,000

ECO ENERGY PUMPS, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JULY 31, 2009

	Eco Energy Pumps, Inc.	DLT International Limited	Pro forma Adjustment	Pro forma Total
Net sales	$-	$-	$	$-
Cost of net revenues	-	-		-

Gross (loss) profit	-	-		-

Operating expenses
Selling and distribution	-	-		-
General and administrative	(14,835)	-		(14,835)

Operating loss	(14,835)	-		(14,835)
Other income	-	-		-

Loss before income tax	(14,835)	-		(14,835)
Income taxes	-	-		-

Net loss	$(14,835)	$-	$	$(14,835)

Loss per common share
- Basic and diluted				$-

Common shares outstanding
- Basic and diluted				36,000,000

The following adjustments to the unaudited pro forma financial statements are based on the assumption that the share exchange was consummated as of July 31, 2010:

DESCRIPTION	DR	CR
Common stock – Eco Energy Pumps, Inc.	$5,952	$-

Common stock – DLT International Limited	50,000	-

Additional paid in capital	-	55,952

	$55,952	$55,952

To record the elimination of share capital of Eco Energy Pumps, Inc. and DLT International Limited as additional paid in capital.

DESCRIPTION	DR	CR
Additional paid in capital	$32,400	$-

Common Stock (32,400,003 x $0.001)	-	32,400

	$32,400	$32,400

To record 32,400,003 shares of Common Stock issued pursuant to share exchange agreement between Eco Energy Pumps, Inc. and DLT International Limited.